UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 26, 2007
Legacy Reserves LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-33249 (Commission File Number)	16-1751069 (IRS Employer Identification No.)

303 W. Wall Street, Suite 1600 Midland, Texas (Address of principal executive offices)	79701 (Zip Code)
Registrant’s telephone number, including area code: (432) 682-2516
NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results Of Operations And Financial Condition..
     On March 27, 2007, Legacy Reserves LP (“Legacy”), a Delaware limited partnership, issued a press release announcing a revision to financial results for the year ended and the quarter ended December 31, 2006 previously announced on March 20, 2007 due to a reporting error by the counterparty on Legacy’s natural gas swaps. A copy of the press release announcing the revision to financial results is furnished with this report as Exhibit 99.1, and is incorporated herein by reference.
     The information in this report is being furnished, not filed, pursuant to Item 2.02 of Form 8-K. Accordingly, the information in this report, including the press release, will not be incorporated by reference into any registration statement filed by Legacy Reserves LP under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.
Item 8.01 Other Events.
     On March 27, 2007, Legacy issued a press release announcing that it entered into NYMEX WTI Oil swaps related to its previously announced planned acquisition of oil and gas producing interests from Nielson & Associates in the East Binger (Marchand) Unit. A copy of the press release announcing the entry into the NYMEX WTI Oil swaps is furnished with this report as Exhibit 99.2, and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description

Exhibit 99.1	Press Release dated March 27, 2007.
Exhibit 99.2	Press Release dated March 27, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY RESERVES LP
By:	Legacy Reserves GP, LLC,
its general partner

Date: March 28, 2007	/s/ Steven H. Pruett
Steven H. Pruett
President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press Release dated March 27, 2007.
Exhibit 99.2	Press Release dated March 27, 2007.